EX-99.(4)(a)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Plan”) is made as of this 21st day of May 2019 by and between Franklin U.S. Government Money Fund (the “Acquiring Fund”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, CA 94403-1906, and Franklin Templeton Money Fund Trust (“FTMFT”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, CA 94403-1906, on behalf of its series, Franklin Templeton U.S. Government Money Fund (the “Target Fund”).  Franklin Advisers, Inc. (“FAV”), a California corporation and investment manager to The U.S. Government Money Market Portfolio (the “Master Portfolio”), joins this Plan solely for purposes of Section 7.

PLAN OF REORGANIZATION

The reorganization (hereinafter referred to as the “Reorganization”) will consist of (i) the acquisition by the Acquiring Fund of substantially all of the property, assets and goodwill of the Target Fund in exchange solely for full and fractional Class A, Class C, and Class R shares of beneficial interest, with no par value, of the Acquiring Fund (the “Acquiring Fund Shares”); (ii) the distribution of Acquiring Fund Shares to the holders of Class A, Class C, and Class R shares of beneficial interest, with no par value, of the Target Fund (the “Target Fund Shares”), respectively, according to their respective interests in the Target Fund, in complete liquidation of the Target Fund; and (iii) the dissolution of the Target Fund as soon as is practicable after the closing (as described in Section 3, hereinafter called the “Closing”), all upon and subject to the terms and conditions of the Plan hereinafter set forth.

AGREEMENT

In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.       Sale and Transfer of Assets, Liquidation and Dissolution of the Target Fund.

(a)       Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, and in consideration of the delivery by the Acquiring Fund of the number of Acquiring Fund Shares hereinafter provided, FTMFT, on behalf of the Target Fund, agrees that, at the time of Closing, it will convey, transfer and deliver to the Acquiring Fund all of the Target Fund’s then existing assets, including any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders’ rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) discharge its unpaid liabilities on its books at the Closing Date (as such term is defined in Section 3), including, but not limited to, its income dividends and capital gain distributions, if any, payable for the period prior to the Closing Date and through the final taxable year ending with the Target Fund’s complete liquidation; and (ii) pay such contingent liabilities, if any, as the officers of FTMFT, on behalf of the Target Fund, shall reasonably deem to exist against the Target Fund at the Closing Date, for which contingent and other appropriate liability reserves shall be established on the Target Fund’s books (such assets hereinafter “Net Assets”).  The Acquiring Fund shall not assume any liability of the Target Fund, whether accrued or contingent, known or unknown, and FTMFT, on behalf of the Target Fund, shall use its reasonable best efforts to discharge all of the known liabilities of the Target Fund, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above.

(b)       Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Acquiring Fund agrees at the Closing to deliver to FTMFT, on behalf of the Target Fund, the number of Acquiring Fund Shares, determined by dividing the net asset value per share of each of Class A, Class C, and Class R shares of the Target Fund by the net asset value per share of each of Class A, Class C, and Class R shares of the Acquiring Fund, respectively, and separately multiplying the result thereof by the number of outstanding Class A, Class C, and Class R shares, respectively, of the Target Fund as of 1:00 p.m., Pacific time on the Closing Date.  The Acquiring Fund Shares delivered to FTMFT, on behalf of the Target Fund, at the Closing shall have an aggregate net asset value equal to the value of the Target Fund’s Net Assets, all determined as provided in Section 2 of the Plan and as of the date and time specified herein.

(c)       Immediately following the Closing, FTMFT, on behalf of the Target Fund, shall distribute the Acquiring Fund Shares received by FTMFT, on behalf of the Target Fund, pursuant to this Section 1 pro rata to the Target Fund’s shareholders of record, based upon their respective holdings of the Target Fund, as of the close of business on the Closing Date.  Such distribution shall be accomplished by the establishment of accounts on the share records of the Acquiring Fund of the type and in the amounts due such shareholders based on their respective holdings in the Target Fund as of the close of business on the Closing Date.  Fractional Acquiring Fund Shares shall be carried to the third decimal place.  As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing Target Fund Shares shall be entitled to surrender the same to the transfer agent for the Acquiring Fund in exchange for the number of Acquiring Fund Shares of the same class into which the Target Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted.  Until so surrendered, each outstanding certificate, if any, which, prior to the Closing, represented Target Fund Shares shall be deemed for all Acquiring Fund purposes to evidence ownership of the number of Acquiring Fund Shares into which the Target Fund Shares (which prior to the Closing were represented thereby) have been converted.  Certificates for the Acquiring Fund Shares shall not be issued.  After the distribution, the Target Fund shall be dissolved.

(d)       At the Closing, each shareholder of record of the Target Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 6(d) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Target Fund that such person had on such Distribution Record Date.

(e)       All books and records relating to the Target Fund, including all books and records required to be maintained under the Investment Company Act of 1940 (the “1940 Act”), and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the date of the Plan, and shall be turned over to the Acquiring Fund on or prior to the Closing.

2.       Valuation.

(a)       The net asset value per share of the Acquiring Fund Shares and the Target Fund Shares and the value of the Target Fund’s Net Assets to be acquired by the Acquiring Fund hereunder shall in each case be computed as of 1:00 p.m., Pacific time, on the Closing Date, unless on such date: (i) the New York Stock Exchange (“NYSE”) is not open for unrestricted trading; or (ii) the reporting of trading on the NYSE or other relevant market is disrupted; or (iii) any other extraordinary financial event or market condition occurs (each of the events described in (i), (ii) or (iii) are referred to as a “Market

Disruption”).  The net asset value per share of the Acquiring Fund Shares and the Target Fund Shares and the value of the Target Fund’s Net Assets shall be computed by using available market quotations in accordance with the Franklin Templeton Valuation and Pricing Conventions, except that the net asset value per share of the Target Fund shall be carried to the fourth decimal place.

(b)       In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value of the Acquiring Fund Shares or Target Fund Shares or the value of the Target Fund’s Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.

(c)       In the event that the net asset value per share of a Fund’s Shares calculated using market value deviates by more than 0.25 of 1% from the net asset value per share calculated using amortized cost, the Closing Date shall be postponed until the net asset value using market value and amortized cost for the Fund Shares is within the range of 0.25 of 1%.

(d)       All computations of value regarding the net asset value of the Acquiring Fund Shares and Target Fund Shares and the value of the Target Fund’s Net Assets shall be made by the administrator to the Acquiring Fund and Target Fund.

3.       Closing and Closing Date.

The Closing shall take place at the offices of the Acquiring Fund at 1:00 p.m., Pacific time, on October 18, 2019, or such other date as the officers of the Acquiring Fund and FTMFT may mutually agree (the “Closing Date”).  FTMFT, on behalf of the Target Fund, shall have provided for delivery as of the Closing those Net Assets to be transferred to the account of the Acquiring Fund’s custodian, The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286.  FTMFT, on behalf of the Target Fund, shall deliver at the Closing a list of names and addresses of the holders of record of each class of the Target Fund Shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, as of 1:00 p.m., Pacific time, on the Closing Date.  The Acquiring Fund shall provide evidence that such Acquiring Fund Shares have been registered in an account on the books of the Acquiring Fund in such manner as the officers of FTMFT, on behalf of the Target Fund, may reasonably request.

4.       Representations and Warranties.

4.1.       The Acquiring Fund represents and warrants that:

(a)       The Acquiring Fund was originally organized as a California corporation on November 7, 1975 and was converted to a Delaware statutory trust effective November 1, 2007.  The Acquiring Fund is validly existing under the laws of the State of Delaware.  The Acquiring Fund is duly registered under the 1940 Act as an open-end management investment company and the Acquiring Fund’s shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933 (the “1933 Act”), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.

(b)       The Acquiring Fund is authorized to issue an unlimited number of shares of beneficial interest, without par value, of the Acquiring Fund, each outstanding share of which is, and each Acquiring Fund Share when issued pursuant to and in accordance with the Plan will be, fully paid, non-assessable, and has or will have full voting rights.  The Acquiring Fund currently is divided into four classes of shares: Class A, Class C, Class R, and Class R6 shares of beneficial interest, of which Class A, Class C and Class R represents Acquiring Fund Shares.

(c)       The Acquiring Fund is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree, that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by the Plan, except for the registration of Acquiring Fund Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

(d)       The financial statements appearing in the Acquiring Fund’s Annual Report to Shareholders for the fiscal year ended June 30, 2018, audited by PricewaterhouseCoopers LLP, and any interim unaudited financial statements, fairly present the financial position of the Acquiring Fund as of their respective dates and the results of the Acquiring Fund’s operations for periods indicated, in conformity with Generally Accepted Accounting Principles applied on a consistent basis.

(e)       The books and records of the Acquiring Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Acquiring Fund.

(f)       The Acquiring Fund has elected to be treated as a regulated investment company (“RIC”) for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  The Acquiring Fund is a “fund” as defined in Section 851(g)(2) of the Code.  The Acquiring Fund has qualified as a RIC for each taxable year since its inception, and intends to continue to qualify as a RIC after the Closing Date.  The Acquiring Fund has not had any earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply.  Consummation of the transactions contemplated by the Plan will not cause the Acquiring Fund to fail to be qualified as a RIC as of the Closing Date.

(g)       The Acquiring Fund is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(h)       The Acquiring Fund does not have any unamortized or unpaid organizational fees or expenses.

(i)       The Acquiring Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4.1(d) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.

(j)       There is no inter-corporate indebtedness existing between the Target Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

(k)       The registration statement on Form N-14 referred to in Section 5.1(a) hereof (the “Registration Statement”), and any prospectus or statement of additional information of the Acquiring Fund contained or incorporated therein by reference, and any supplement or amendment to the Registration Statement, or any such prospectus or statement of additional information or supplement thereto, on the effective date of the Registration Statement and on the Closing Date:  (i) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Target Fund for use therein.

(l)       Since December 31, 2018, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of its business.

(m)       On the Closing Date, all material Tax Returns (as defined below) of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof.  To the Acquiring Fund’s knowledge, no such Tax Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Tax Returns; there are no levies, liens or other encumbrances on the Acquiring Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Acquiring Fund’s financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements.  As used in this Plan, “Tax” or “Taxes” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, excise tax and withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.  “Tax Return” means reports, returns, information returns, dividend reporting forms elections, agreements, declarations, or other documents or reports of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed or furnished or required to be furnished with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

(n)       All information to be furnished by the Acquiring Fund for use in preparing any prospectus, information statement and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete.

(o)       No shareholder of the Acquiring Fund shall have any option, warrant or preemptive right of subscription or purchase with respect to Acquiring Fund Shares, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

(p)       No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by the Plan, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.

(q)       There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against the Acquiring Fund.  The Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund’s business or its ability to consummate the transactions herein contemplated.

(r)       The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of the Acquiring Fund’s Board of Trustees.

4.2.       FTMFT, on behalf of the Target Fund, represents and warrants that:

(a)       The Target Fund is a series of FTMFT, which was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on January 30, 1995 and is validly existing under the laws of the State of Delaware.  FTMFT is duly registered under the 1940 Act as an open‑end management investment company and the Target Fund’s shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.

(b)       FTMFT is authorized to issue an unlimited number of shares of beneficial interest, without par value, of the Target Fund, each outstanding share of which is fully paid, non-assessable, and has full voting rights.  FTMFT currently issues one series of shares, the Target Fund.  The Target Fund currently is divided into three classes of shares: Class A, Class C, and Class R shares of beneficial interest, of which each class represents Target Fund Shares.

(c)       FTMFT, on behalf of the Target Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by FTMFT, on behalf of the Target Fund, of the transactions contemplated by the Plan.  The Target Fund has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under the Plan) which will not be terminated by it in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due from or payable by it.

(d)       The financial statements appearing in the Target Fund’s Annual Report to Shareholders for the fiscal year ended June 30, 2018, audited by PricewaterhouseCoopers LLP, and any interim unaudited financial statements, fairly present the financial position of the Target Fund as of their respective dates and the results of the Target Fund’s operations for periods indicated, in conformity with Generally Accepted Accounting Principles applied on a consistent basis.

(e)       The books and records of the Target Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Target Fund.

(f)       FTMFT has elected to treat the Target Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code.  The Target Fund is a “fund” as defined in Section 851(g)(2) of the Code.  The Target Fund has qualified as a RIC for each taxable year since its inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date.  The Target Fund has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply.  Consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

(g)       The Target Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(h)       The Target Fund does not have any unamortized or unpaid organizational fees or expenses.

(i)       The Target Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4.2(d) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.

(j)       There is no inter-corporate indebtedness existing between the Target Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

(k)       The Registration Statement, and any prospectus or statement of additional information of the Target Fund contained or incorporated therein by reference, and any supplement or amendment to the Registration Statement, or any such prospectus or statement of additional information or supplement thereto, on the effective date of the Registration Statement and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.

(l)       Since December 31, 2018, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of its business.

(m)       On the Closing Date, all material Tax Returns of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof.  To FTMFT’s knowledge, no such Tax Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Tax Returns; there are no levies, liens or other encumbrances on the Target Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Target Fund’s financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements.

(n)       All information to be furnished by FTMFT, on behalf of the Target Fund, for use in preparing any prospectus, information statement and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete.

(o)       As of the Closing Date, the Target Fund will not have outstanding any warrants, option, convertible securities, or any other types of rights pursuant to which any person could acquire shares of the Target Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

(p)       No consent, approval, authorization or order of any court or governmental authority is required for the consummation by FTMFT, on behalf of the Target Fund, of the transactions contemplated by the Plan, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.

(q)       There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against FTMFT.  FTMFT, on behalf of the Target Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Target Fund’s business or its ability to consummate the transactions herein contemplated.

(r)       The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of FTMFT’s Board of Trustees, subject to approval of the Target Fund’s shareholders.

(s)       At the Closing, FTMFT, on behalf of the Target Fund, will have good and marketable title to all of the securities and other assets transferred pursuant to Section 1 above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

(t)       FTMFT, on behalf of the Target Fund, will declare and pay or cause to be paid a dividend or dividends prior to the Closing Date, that, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of the Target Fund’s investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); and (ii) all of the Target Fund’s net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).

5.       Covenants of the Acquiring Fund, and Covenants of FTMFT, on behalf of the Target Fund.

5.1.       The Acquiring Fund:

(a)       Shall file the Registration Statement with the Securities and Exchange Commission (“SEC”) and use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable.  At the time it becomes effective, the Registration Statement (i) shall have complied in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time the Registration Statement becomes effective and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)       Shall have sent to each shareholder of record of the Target Fund, in sufficient time to comply with requirements as to notice thereof, a combined prospectus/information statement that complies in all material respects with the applicable provisions of the 1933 Act, and Section 14(c) of the 1934 Act, and the rules and regulations thereunder (the “Prospectus/Information Statement”).

(c)       Covenants to operate the Acquiring Fund’s business as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.

(d)       Subject to the provisions of the Plan, shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.

5.2.       FTMFT, on behalf of the Target Fund:

(a)       Shall provide the Acquiring Fund with information reasonably necessary for the preparation and distribution of the Prospectus/Information Statement to be included in the Registration Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act.

(b)       Covenants to operate the Target Fund’s business as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.

(c)       Subject to the provisions of the Plan, shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.

(d)       Shall file, by the Closing Date, all of the Target Fund’s federal and other Tax Returns required by law to be filed on or before such date and all federal and other Taxes shown as due on said Tax Returns shall have either been paid, or adequate liability reserves shall have been provided for the payment of such Taxes.

(e)       Shall provide at the Closing:

(1)       A statement of the respective tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund.

(2)       A copy (which may be in electronic form) of the Target Fund’s shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, the backup withholding and nonresident alien withholding certifications, notices or records on file with FTMFT, with respect to each shareholder, and such information as the Acquiring Fund may reasonably request concerning Target Fund shares or Target Fund shareholders in connection with Target Fund’s cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related regulations issued by the United States Treasury (“Treasury Regulations”) following the Closing for all of the shareholders of record of the Target Fund’s shares as of the close of business on the day of valuation as described in Section 2, who are to become holders of the Acquiring Fund as a result of the transfer of assets that are the subject of this Plan (the “Target Fund Shareholder Documentation”).

(3)       A copy of any other Tax books and records of the Target Fund necessary for purposes of preparing any Tax Returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Treas. Reg. § 1.6045A-1)) required by law to be filed by the Target Fund after the Closing.

(4)       If requested by the Acquiring Fund, all FASB ASC 740-10-25 (formerly, FIN 48) work papers and supporting statements pertaining to the Target Fund.

(f)       As promptly as practicable, but in any case within sixty days after the date of Closing, FTMFT, on behalf of the Target Fund, shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Target Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code.

(g)       Undertakes that it will not acquire Acquiring Fund Shares for the purpose of making distributions thereof to anyone other than the Target Fund’s shareholders.

(h)       Undertakes that, if the Plan is consummated, the Target Fund will liquidate and dissolve.

5.3.       The Acquiring Fund and FTMFT, on behalf of the Target Fund, intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.  The Acquiring Fund and FTMFT, on behalf of the Target Fund, shall not take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of such Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.

6.       Conditions Precedent to be Fulfilled by the Acquiring Fund and by FTMFT, on behalf of the Target Fund.

The consummation of the Plan hereunder shall be subject to the following respective conditions:

(a)       That (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; and (ii) the other party shall have performed all obligations required by the Plan to be performed by it prior to the Closing.

(b)       That the SEC shall have declared effective the Registration Statement and not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act.  And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either Fund or would prohibit the transactions contemplated hereby.

(c)       FTMFT, on behalf of the Target Fund, shall have declared and paid or cause to have been paid a dividend or dividends prior to the Closing Date that, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of the Target Fund’s investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid) and (ii) all of the Target

Fund’s net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover).

(d)       That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of the Target Fund or the Acquiring Fund.

(e)       That there shall be delivered to FTMFT, on behalf of the Target Fund, an opinion in form and substance satisfactory to it, from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to the Acquiring Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

(1)       The Acquiring Fund is a validly existing statutory trust in good standing under the laws of the State of Delaware;

(2)       The Acquiring Fund is an open-end management investment company registered as such under the 1940 Act;

(3)       The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Acquiring Fund;

(4)       The Plan is the legal, valid and binding obligation of the Acquiring Fund and is enforceable against the Acquiring Fund in accordance with its terms;

(5)       The Acquiring Fund is authorized to issue an unlimited number of shares of beneficial interest, without par value; and

(6)       Acquiring Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by the Acquiring Fund.

In giving the opinion set forth above, counsel may state that it is relying on certificates of the officers of the Acquiring Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Acquiring Fund.

(f)       That there shall be delivered to the Acquiring Fund an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to FTMFT, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

(1)       The Target Fund is a series of FTMFT and that FTMFT is a validly existing statutory trust in good standing under the laws of the State of Delaware;

(2)       FTMFT is an open-end management investment company registered as such under the 1940 Act;

(3)       The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of FTMFT, on behalf of the Target Fund; and

(4)       The Plan is the legal, valid and binding obligation of FTMFT, on behalf of the Target Fund, and is enforceable against FTMFT, on behalf of the Target Fund, in accordance with its terms.

In giving the opinion set forth above, counsel may state that it is relying on certificates of the officers of FTMFT, on behalf of the Target Fund, with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of FTMFT, on behalf of the Target Fund.

(g)       That there shall be delivered to the Acquiring Fund and FTMFT an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to the Acquiring Fund and FTMFT, to the effect that, provided the transaction contemplated hereby is carried out in accordance with the Plan, and the laws of the State of Delaware, and based upon certificates of the officers of the Acquiring Fund and FTMFT with regard to matters of fact:

(1)       The acquisition by the Acquiring Fund of substantially all the assets of the Target Fund, as provided for in the Plan, in exchange solely for the Acquiring Fund Shares followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Target Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

(2)       No gain or loss will be recognized by the Target Fund upon the transfer of substantially all of its assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares under Sections 361(a) and 357(a) of the Code;

(3)       No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of substantially all of the assets of the Target Fund in exchange solely for the Acquiring Fund Shares under Section 1032(a) of the Code;

(4)       No gain or loss will be recognized by the Target Fund upon the distribution of the Acquiring Fund Shares to its shareholders in complete liquidation of the Target Fund (in pursuance of the Plan) under Section 361(c)(1) of the Code;

(5)       The tax basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the tax basis of these assets in the hands of the Target Fund immediately prior to the Reorganization under Section 362(b) of the Code;

(6)       The holding periods of the assets of the Target Fund received by the Acquiring Fund will include the periods during which such assets were held by the Target Fund under Section 1223(2) of the Code;

(7)       No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their shares in the Target Fund solely for the Acquiring Fund Shares (including fractional shares to which they may be entitled) under Section 354(a) of the Code;

(8)       The tax basis of the Acquiring Fund Shares received by the shareholders of the Target Fund (including fractional shares to which they may be entitled) will be the same as the tax basis of the Target Fund Shares exchanged therefor under Section 358(a)(1) of the Code;

(9)       The holding period of the Acquiring Fund Shares received by shareholders of the Target Fund (including fractional shares to which they may be entitled) will include the holding period of the Target Fund Shares surrendered in exchange therefor, provided that the shareholder held the Target Fund Shares as a capital asset on the effective date of the Reorganization under Section 1223(1) of the Code; and

(10)       The Acquiring Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Treasury Regulations) the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Target Fund, the Acquiring Fund, or any Shareholder of the Target Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

(h)       That the Acquiring Fund’s Prospectus contained in the Registration Statement with respect to Acquiring Fund Shares to be delivered to Target Fund shareholders in accordance with the Plan shall be effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(i)       That the Acquiring Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit the Acquiring Fund Shares lawfully to be delivered to each holder of the Target Fund Shares.

(j)       FTMFT, on behalf of the Target Fund, will provide the Acquiring Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund, (2) the Target Fund Shareholder Documentation, (3) if requested by the Acquiring Fund, all work papers and supporting statements related to ASC 740-10-25 (formerly, FIN 48) pertaining to the Target Fund, (4) the Tax books and records of the Target Fund for purposes of preparing any Tax Returns required by law to be filed for Tax periods ending after the Closing Date, and (5) a statement of earnings and profits as provided in Section 5.2(g).

7.       Expenses.

The expenses of entering into and carrying out the provisions of the Plan shall be borne by FAV, the investment manager for the Master Portfolio.

8.       Termination; Postponement; Waiver; Order.

(a)       Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Reorganization abandoned at any time prior (whether before or after approval thereof by the shareholders of the Target Fund) to the Closing, or the Closing may be postponed:

(1)       by mutual consent of the Acquiring Fund and FTMFT, on behalf of the Target Fund;

(2)       by FTMFT, on behalf of the Target Fund, if any condition of its obligations set forth in Section 6 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or

(3)       by the Acquiring Fund if any condition of its obligations set forth in Section 6 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

(b)       If the transactions contemplated by the Plan have not been consummated by March 31, 2020, the Plan shall automatically terminate on that date, unless a later date is mutually agreed to by officers of the Acquiring Fund and FTMFT.

(c)       In the event of termination of the Plan prior to its consummation, pursuant to the provisions hereof, the Plan shall become void and have no further effect, and neither the Acquiring Fund, FTMFT, the Target Fund, nor their trustees, officers, or agents or the shareholders of the Target or Acquiring Fund shall have any liability in respect of the Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 7 hereof.

(d)       At any time prior to the Closing, any of the terms or conditions of the Plan may be waived by the Acquiring Fund or FTMFT, on behalf of the Target Fund, if, in the judgment of their respective officers, such action or waiver will not have a material adverse effect on the benefits intended under the Plan to such Fund’s shareholders.

(e)       The representations and warranties contained in Section 4 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither the Acquiring Fund, FTMFT, nor any of their respective officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

(f)       If any order of the SEC with respect to the Plan shall be issued prior to the Closing that imposes any term or condition that is determined by action of the Board of Trustees of FTMFT, on behalf of the Target Fund, or the Acquiring Fund to be acceptable, such term or condition shall be binding as if it were a part of the Plan.

9.       Cooperation and Exchange of Information; Reporting Responsibility.

(a)       The Acquiring Fund and the Target Fund will provide each other and their respective representatives with such cooperation, assistance, and information as either of them reasonably may request of the other in filing any Tax Returns, amended return or claim for refund, determining a liability for Taxes, or in determining the financial reporting of any tax position, or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes.

(b)       Any reporting responsibility of FTMFT, on behalf of the Target Fund, is and shall remain the responsibility of FTMFT, up to and including the Closing Date, and such later date on which the Target Fund is terminated including, without limitation, responsibility for (i) preparing and filing Tax Returns relating to Tax periods ending on or prior to the date of Closing (whether due before or after the Closing); and (ii) preparing and filing other documents with the SEC, any state securities commission, and any federal, state or local Tax authorities or any other relevant regulatory authority, except as otherwise mutually agreed by the parties.

(c)       After the Closing Date, FTMFT, on behalf of the Target Fund, shall or shall cause its agents to prepare any federal, state or local Tax Returns, including any Forms 1099, required to be filed by FTMFT with respect to the Target Fund’s final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

10.       Liability of the Target Fund and the Acquiring Fund.

(a)       FTMFT, on behalf of the Target Fund, acknowledges and agrees that all obligations of the Acquiring Fund under the Plan with respect to the Acquiring Fund are binding only with respect to that Fund; shall be discharged only out of the assets of the Acquiring Fund; and that neither FTMFT nor the Target Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Acquiring Fund, the trustees, officers, employees or agents of the Acquiring Fund, or any of them.

(b)       The Acquiring Fund, acknowledges and agrees that all obligations of FTMFT under the Plan with respect to the Target Fund are binding only with respect to that Fund; shall be discharged only out of the assets of the Target Fund; that no other series of FTMFT shall be liable with respect to the Plan or in connection with the transactions contemplated herein; and that the Acquiring Fund shall not seek satisfaction of any such obligation or liability from the shareholders of FTMFT or the Target Fund, the trustees, officers, employees or agents of FTMFT, or any of them.

11.       Entire Agreement and Amendments.

The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for.  The Plan may be amended only by mutual consent of the parties in writing.  Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

12.       Counterparts.

The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.       Governing Law.

The Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

14.       Notices.

Any notice, report, or demand required or permitted by any provision of the Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Acquiring Fund, at Franklin U.S. Government Money Fund, One Franklin Parkway, San Mateo, CA 94403-1906, Attention: Secretary, or the Target Fund, at Franklin Templeton Money Fund Trust, One Franklin Parkway, San Mateo, CA 94403-1906, Attention: Secretary, as the case may be.

15.       Headings.

The paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Acquiring Fund and FTMFT, on behalf of the Target Fund, have caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

FRANKLIN U.S. GOVERNMENT MONEY FUND,
By:	/s/ Steven J. Gray
Name: Steven J. Gray
Title: Vice President and Co-Secretary

FRANKLIN TEMPLETON MONEY FUND TRUST, on behalf of FRANKLIN TEMPLETON U.S. GOVERNMENT MONEY FUND
By:	/s/ Steven J. Gray
Name: Steven J. Gray
Title: Vice President and Co-Secretary

With respect to Section 7 of the Plan only: FRANKLIN ADVISERS, INC.
By:	/s/ Edward D. Perks
Name: Edward D. Perks
Title: President